POWER OF ATTORNEY

FOR SECTION 13 & 16 REPORTING OBLIGATIONS

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of Emily Coskey, Darren Ma, Nathan O’Konek and Remington Wu, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)
(a) act as an account administrator (as such term may be defined by the U.S. Securities and Exchange Commission (the “SEC”), from time to time) with respect to the undersigned’s EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned’s behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned’s EDGAR account;
(2)
designate certain individuals (other than the undersigned) to access and manage the undersigned’s EDGAR account as an “account administrator,” “user” or “technical administrator” or other such roles as the undersigned or the attorney(s)-in-fact may designate and as such terms may be defined by the SEC, from time to time;
(3)
prepare, execute, acknowledge, deliver and file any Schedule 13D or Schedule 13G, and any amendments, supplements or exhibits thereto (including any joint filing agreements) required to be filed by the undersigned under Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), and any Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Firefly Aerospace Inc., a Delaware corporation, or any successor thereto (the “Company”), with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder, as amended from time to time under the Exchange Act;
(4)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information of transactions in the Company’s securities from any third-party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(5)
perform any and all other acts which in the discretion of such attorney-in-fact is necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)
this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;
(2)
any documents prepared, executed, acknowledged and/or delivered by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
(3)
neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(4)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 13 and/or Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 6, 2026.

By:	/s/ Ryan Boland
Name:	Ryan Boland
Title:	Director